                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                         INSIGHT HEALTH SERVICES CORP.

     I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

                                  ARTICLE ONE
                                  -----------

     InSight Health Services Corp. is the name of the Corporation.

                                  ARTICLE TWO
                                  -----------

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE
                                 -------------

     The nature of the business or purposes of the Corporation to be conducted or promoted by it is to engage in any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR
                                 ------------

     The total number of shares of stock which the Corporation shall have authority to issue is 28,500,000, consisting of (i) 25,000,000 shares of common stock with a par value of one-tenth of one cent ($.001) per share ("Common Stock"), and (ii) 3,500,000 shares of preferred stock with a par value of one-tenth of one cent ($.001) per share ("Preferred Stock").

                               (A)  COMMON STOCK
                                    ------------

     Section 1.  Dividends.  To the extent permitted under the General
                 ---------
Corporation Law of Delaware, dividends may be paid on the Common Stock as and when declared by the Corporation's Board of Directors, subject to the rights of the holders of the Preferred Stock set forth in Article 4(b) and 4(c) hereof.

     Section 2.  Liquidation.  Upon any liquidation, dissolution or winding up
                 -----------
of the Corporation, the holders of Common Stock shall be entitled to receive any amounts remaining after payment to the holders of the Preferred Stock set forth in Article 4(b) and 4(c) hereof.

CERTIFICATE OF INCORPORATION                                              PAGE 1
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     Section 3.  Voting Rights.  Except as otherwise required by applicable law,
                 -------------
the holders of shares of Common Stock shall be entitled to one (1) vote per share with respect to all matters voted on by the stockholders of the Corporation.

                             (B)  PREFERRED STOCK
                                  ---------------

     Section 1. Subject to the rights of the holders of any Preferred Stock then outstanding, the Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

     Section 2. Subject to the rights of the holders of any Preferred Stock then outstanding, authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (b) the number of shares to constitute the class or series and the designations thereof;

     (c) the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

     (d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be

CERTIFICATE OF INCORPORATION                                              PAGE 2
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established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

     (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (i) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

     Section 3. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. Subject to the rights of the holders of any Preferred Stock then outstanding, the board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. Subject to the rights of the holders of any Preferred Stock then outstanding, the Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock, such designated shares thereafter becoming authorized, unissued, and undesignated shares of the Preferred Stock.

CERTIFICATE OF INCORPORATION                                              PAGE 3

               (C)  RIGHTS, PREFERENCES AND RESTRICTIONS OF
                    ---------------------------------------
                     SERIES A CONVERTIBLE PREFERRED STOCK
                     ------------------------------------


     The rights, preferences, privileges and restrictions granted to and imposed on the Series A Convertible Preferred Stock, par value $0.001 per share, of the Corporation (the "Series A Preferred Stock"), which series shall consist of 2,501,760 shares, are as set forth herein.

     SECTION 1.  DIVIDEND PROVISIONS.  (A)  The Corporation may (when, as and if
                 -------------------
declared by the Board of Directors of the Corporation) declare and distribute dividends, out of the entire assets and funds of the Corporation legally available for distribution, among the holders of Series A Preferred Stock and the Common Stock, par value $0.001 per share, of the Corporation (the "Common Stock") ratably based on the number of shares of Common Stock held by each such holder (assuming full conversion of all such Series A Preferred Stock); provided, however, that no dividend whatsoever shall be paid, and no
- -----------------
distribution shall be made, on any Common Stock unless and until the Series A Preferred Stock shall have been paid in full its pro rata portion of such dividend. All dividends on the Series A Preferred Stock shall be in equal amounts per share.

                 (B) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation other than cash shall be governed by the provisions of subsections 3(d)(iii) and 3(e), as applicable, of this Article 4(c).

     SECTION 2.  LIQUIDATION PREFERENCE.  (A)  In the event of any Liquidating
                 ----------------------
Event (as such term is defined in this subsection 2(a)), the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) the Liquidating Preference Price (as such term is defined in this subsection 2(a)) plus (ii) all accrued but unpaid dividends on such Series A Preferred Stock (such amount of accrued but unpaid dividends being referred to herein as the "Unpaid Dividend"). If, upon the occurrence of a Liquidating Event, the assets and funds to be so distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidating Preference Price and Unpaid Dividend payable under this subsection 2(a), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among such holders of Series A Preferred Stock in proportion to the amount of such Series A Preferred Stock owned by each such holder. Upon the completion of the distribution contemplated by this subsection 2(a) and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

CERTIFICATE OF INCORPORATION                                              PAGE 4
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          A "Liquidating Event" shall mean (I) the commencement by the
Corporation of a voluntary case concerning itself under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against the Corporation with respect to which the petition shall not be controverted within 10 days, or be dismissed within 60 days, after commencement thereof; (II) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of the Corporation, or the commencement by the Corporation of any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation, (III) the commencement against the Corporation of any proceeding set forth in the preceding clause (II), which is not controverted within 10 days thereof and dismissed within 60 days after the commencement thereof or (IV) the adjudication of the Corporation insolvent or bankrupt.

          The "Liquidating Preference Price" shall mean, for each share of Series A Preferred Stock, an amount equal to the quotient of:

                         (X)  $24,000,000, divided by

                         (Y) the aggregate number of shares of Series A Preferred Stock issued on the Acquisition Date (as such term is defined in subsection 3(d)(i)(A) of this Article 4(c).

                 (B) In the event of any Corporate Transaction (as such term is defined in subsection 2(c)(i) of this Article 4(c)), the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation (and/or the consideration to be received by the holders of Common Stock in respect of a Corporate Transaction) to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) the Original Price (as such term is defined in subsection 3(a) of this Article 4(c)) plus (ii) the Unpaid Dividend. If, upon the occurrence of a Corporate Transaction, the assets and funds to be so distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Original Price and Unpaid Dividend payable under this subsection 2(b), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such Series A Preferred Stock owned by each such holder. Upon the completion of the distribution contemplated by this subsection 2(b) and any other distribution that may be required with respect to any other series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Common Stock of the Corporation ratably based on the number of shares of Common Stock held by each such holder.

CERTIFICATE OF INCORPORATION                                              PAGE 5

                 (C) (I) For purposes of this Section 2, a "Corporate Transaction" shall be deemed to be the closing (the "Closing") of:

                              (A)  the acquisition of the capital stock of the
     Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or

                              (B)  a sale of all or substantially all of the
     assets of the Corporation,

unless, in either case, the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50 percent of the voting power of the surviving or acquiring entity in such acquisition or sale.

                       (II) In any Corporate Transaction, if the consideration received by the Corporation and/or its stockholders is other than cash, its value (for purposes of determining the amount of such consideration to be received by the holders of Series A Preferred Stock under this Section 2) will be deemed its fair market value. Any securities to be received under this
Section 2 shall be valued as follows:

                              (A)  Securities not subject to investment letter
     or other similar restrictions on free marketability:

                                   (1) If traded on a national securities
          exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-trading day period ending three days prior to the Closing;

                                   (2) If actively traded over-the-counter, the
          value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-trading day period ending three days prior to the Closing; and

                                   (3) If there is no active public market, the
          value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock; provided, however, if the Corporation and such holders are unable to
          --------  -------
          mutually agree on the fair market value thereof, such fair market value shall be determined by appraisal by the mutual agreement of two reputable commercial appraisers named by the Corporation and such holders, respectively. If such appraisers are unable to

CERTIFICATE OF INCORPORATION                                              PAGE 6
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          mutually determine such fair market value, such appraisers shall name a third appraiser whose determination of such fair market value shall be final.

                              (B)  The method of valuation of securities subject
     to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subsection 2(c)(ii)(A)(1), (2) or (3) of this Article 4(c) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of the Series A Preferred Stock in accordance with the valuation procedures provided in subsection 2(c)(ii)(A)(3) of this Article 4(c).

                        (III) In the event the requirements of this subsection 2(c) are not complied with, the Corporation shall forthwith cause the Closing of any Corporate Transaction contemplated to be postponed until such time as the requirements of this Section 2 have been complied with.

                        (IV) The Corporation shall give each holder of record of Series A Preferred Stock written notice of any impending Corporate Transaction not later than 20 days prior to the stockholders' meeting called to approve such Corporate Transaction, or 20 days prior to the Closing of such Corporate Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Corporate Transaction. The first of such notices shall describe the material terms and conditions of the impending Corporate Transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Corporate Transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, such periods may be shortened upon the written
        --------  -------
consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of the Series A Preferred Stock.

     SECTION 3.  CONVERSION.  The holders of the Series A Preferred Stock shall
                 ----------
have conversion rights as follows (the "Conversion Rights"):

                 (A)  RIGHT TO CONVERT.  Each share of Series A Preferred Stock
                      ----------------
shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Price (as defined below in this subsection 3(a)) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate evidencing such shares of Series A Preferred Stock is surrendered for

CERTIFICATE OF INCORPORATION                                              PAGE 7
conversion; provided, however, no such conversion of Series A Preferred Stock
            --------  -------
pursuant to this subsection 3(a) shall occur unless and until all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have been complied with. The initial "Conversion Price" per share for shares of Series A Preferred Stock shall be the Original Price; provided,
                                                                --------
however, the Conversion Price for the Series A Preferred Stock shall be subject
- -------
to adjustment as set forth in subsection 3(d) of this Article 4(c). The "Original Price" shall mean the greater of (I) $16,000,000 divided by the aggregate number of shares of Series A Preferred Stock issued on the Acquisition Date or (II) the average of the closing prices of the Common Stock on the Nasdaq Stock Market or as traded over-the-counter during the 20-trading day period ending 30 trading days after the Acquisition Date.

                 (B)  AUTOMATIC CONVERSION.  Each share of Series A Preferred
                      --------------------
Stock shall automatically be converted into Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately upon (except as provided below in subsection 3(c) of this Article 4(c)) the Corporation's sale of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which is not less than five times the Conversion Price then in effect with respect to the Series A Preferred Stock and the net proceeds to the Corporation of which are not less than $75,000,000 in the aggregate (net of all discounts, commissions and other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection therewith); provided, however, no such conversion of
                                    --------  -------
Series A Preferred Stock pursuant to this subsection 3(b) shall occur unless and until all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have been complied with.

                 (C)  MECHANICS OF CONVERSION.  Before any holder of Series A
                      -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert such Series A Preferred Stock and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates evidencing the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or entity entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If such conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, such conversion shall be conditioned upon the

CERTIFICATE OF INCORPORATION                                              PAGE 8
closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or entity entitled to receive Common Stock upon conversion of Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

                 (D)  CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR
                      ---------------------------------------------------
CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the
- ---------------------------------------------------
Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                      (I) (A) If the Corporation shall issue, after the date shares of Series A Preferred Stock are first issued (the "Acquisition Date"), any Additional Stock (as such term is defined in subsection 3(d)(ii) of this Article 4(c)) without consideration or for a consideration per share less than the Conversion Price for such Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series A Preferred Stock in effect immediately prior to each such issuance shall immediately (except as otherwise provided in this subsection 3(d)(i)) be deemed to be adjusted to the quotient of:

          (X)  an amount equal to the sum of:

                      (1) the number of shares of Common Stock outstanding
                 immediately prior to the issuance of such Additional Stock, multiplied by the Conversion Price for such Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, plus

                      (2) the aggregate consideration, if any, received by the
                 Corporation for such Additional Stock,

          divided by (Y) an amount equal to the aggregate number of shares of Common Stock immediately after the issuance of such Additional Stock.

                              (B)  No adjustment of the Conversion Price for the
     Series A Preferred Stock shall be made in an amount less than one cent per share; provided, however, any adjustments which are not required to be made
            --------  -------
     by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 3(d)(i)(E)(3) and (4) of this
     Article 4(c), no adjustment of such Conversion Price pursuant to this subsection 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

CERTIFICATE OF INCORPORATION                                              PAGE 9

                              (C)  In the case of the issuance of Common Stock
     for cash, the consideration shall be deemed to be the amount of cash received by the Corporation (net of all discounts, commissions and other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof).

                              (D)  In the case of the issuance of the Common
     Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in accordance with the valuation procedures provided in subsection 2(c)(ii) of this Article 4(c).

                              (E)  In the case of the issuance (whether before,
     on or after the Acquisition Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for any such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii) of this Article 4(c):

                                   (1) The aggregate maximum number of shares of
          Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and (D) of this Article 4(c)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                   (2) The aggregate maximum number of shares of
          Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities (and a subsequent conversion or exchange thereof) shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any such options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and (D) of this Article 4(c)).

CERTIFICATE OF INCORPORATION                                             PAGE 10

                                   (3) In the event of any change in the number
          of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                   (4) Upon the expiration of any such options
          or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                   (5) The number of shares of Common Stock
          deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and (2) of this Article 4(c) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or
          (4) of this Article 4(c).

                      (II) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E) of this Article 4(c)) by the Corporation after the Acquisition Date other than:

                              (A)  Common Stock issued pursuant to a transaction
     described in subsection 3(d)(iii) of this Article 4(c);

                              (B)  Common Stock issued on or prior to December
     31, 1997, in connection with the acquisition by the Corporation of all or substantially all of the capital stock, equity interest or assets of another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation);

CERTIFICATE OF INCORPORATION                                             PAGE 11

                              (C)  shares of Common Stock issuable or issued
     under (i) the Corporation's 1996 Directors' Stock Option Plan or under the Corporation's 1996 Employee Stock Option Plan (collectively, the "Plans");

                              (D)  other incentive issuances to employees,
     consultants or directors of the Corporation pursuant to stock plans (including the Plans) approved by the stockholders and Board of Directors of the Corporation or pursuant to the exercise of any options which were granted prior to and in existence on the Acquisition Date, but only to the extent the aggregate amount of such issued or issuable shares of Common Stock (including those shares issued under the Plans) do not exceed 1,233,000 shares; or

                              (E)  up to 70,000 shares of Common Stock issuable
     upon exercise of warrants issued or issuable to certain stockholders of American Health Services Corp., a Delaware corporation ("AHS"), on or prior to the Acquisition Date (the "Warrant Shares").

                      (III) In the event the Corporation should at any time or from time to time after the Acquisition Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(d)(i)(E) of this Article 4(c).

                      (IV) If the number of shares of Common Stock outstanding at any time after the Acquisition Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                      (V) If the Corporation shall issue, during any calendar quarter after the Acquisition Date, any shares of Common Stock (referred to herein, with respect

CERTIFICATE OF INCORPORATION                                             PAGE 12
to any such calendar quarter, as "Exercised Shares") upon the exercise of any options or warrants which were granted prior to and in existence on the Acquisition Date (including the 50,000 shares of Common Stock issuable upon exercise of the warrants issued pursuant to Agreements among the Corporation, AHS and holders of preferred stock of AHS dated on or about February 26, 1996), the Conversion Price for such Series A Preferred Stock in effect at the end of such calendar quarter shall immediately be deemed to be adjusted such that the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock shall thereafter equal the quotient of:

          (X)   an amount equal to the product of:

                      (1) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock at the end of such calendar quarter (disregarding the issuance of the Exercised Shares), multiplied by

                      (2) the aggregate number of shares of Common Stock issued and outstanding at the end of such calendar quarter (including the Exercised Shares), divided by

          (Y) an amount equal to (I) the aggregate number of shares of Common Stock issued and outstanding at the end of such calendar quarter, less (II) the Exercised Shares issued during such fiscal quarter.

No adjustment of the Conversion Price for the Series A Preferred Stock shall be made pursuant to this subsection 3(d)(v) more than once per calendar quarter, and then only as of the end of business of such calendar quarter. No adjustment of such Conversion Price pursuant to this subsection 3(d)(c) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                 (E)  OTHER DISTRIBUTIONS.  In the event the Corporation shall
                      -------------------
declare a dividend or distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or Common Stock Equivalents not referred to in subsection 3(d)(iii) of this Article 4(c), then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such dividend or distribution.

                 (F)  RECAPITALIZATIONS.  If at any time or from time to time
                      -----------------
there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2 of this Article 4(c)) the Corporation shall give the holders of Series A Preferred Stock

CERTIFICATE OF INCORPORATION                                             PAGE 13

10 days advance written notice of such recapitalization and provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall provide rights to the holders of the Series A Preferred Stock before and after such recapitalization that are as nearly equivalent as may be practicable.

                 (G)  NO IMPAIRMENT.  The Corporation will not, by amendment of
                      -------------
its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                 (H)  NO FRACTIONAL SHARES.  No fractional shares shall be
                      --------------------
issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to a whole share, but in no event shall this provisions obligate the issuer to issue more than 100 shares of Common Stock. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                 (I)  CERTIFICATE AS TO ADJUSTMENTS.  Upon the occurrence of
                      -----------------------------
each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) all adjustments and readjustments since the Acquisition Date,
(B) the Conversion Price for such Series A Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

CERTIFICATE OF INCORPORATION                                             PAGE 14

                 (J)  NOTICES OF RECORD DATE.  In the event of any taking by the
                      ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                 (K)  RESERVATION OF STOCK ISSUABLE UPON CONVERSION.  The
                      ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

                 (L)  NOTICES.  Any notice required by the provisions of this
                      -------
Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if sent by first-class United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

     SECTION 4.  PROTECTIVE PROVISIONS.  So long as any shares of Series A
                 ---------------------
Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock:

                 (A) sell, convey, lease or otherwise dispose of all or substantially all of its property or business; liquidate, dissolve or wind up the Corporation's business; merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation); or effect any transaction or series of related transactions in which more than 50 percent of the voting power of the Corporation is disposed of (a "Corporation Transaction"); unless, in any such case, the Corporation's stockholders of record as constituted immediately prior to such Corporate Transaction will, immediately after such Corporate Transaction, hold at least 50 percent of the voting power of the surviving or acquiring entity;

CERTIFICATE OF INCORPORATION                                             PAGE 15

                 (B) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares;

                 (C) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock;

                 (D) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, other than Common Stock, (i) having a preference over, or being on a parity with, the Series A Preferred Stock with respect to voting, dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock under this Section 4;

                 (E) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that such restriction shall not apply
                       --------  -------
to the repurchase of shares of Common Stock, for consideration in an aggregate amount not to exceed $100,000 during any 12-month period, from employees, officers, directors, consultants and other persons performing services for the Corporation or any subsidiary of the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares at the original cost thereof, including any such option exercisable upon the termination of employment or any other event;

                 (F) amend the Corporation's Certificate of Incorporation or bylaws;


                 (G) except with respect to joint ventures entered into in the ordinary course of business, permit any subsidiary of the Corporation to issue or sell, except to the Corporation or any wholly-owned subsidiary of the Corporation, any equity security, including any other security convertible into or exercisable for any equity security, of such subsidiary;

                 (H) issue any equity securities of the Corporation without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect immediately prior to such issuance, other than (i) shares of Common Stock issuable or issued under the Plans, (ii) other incentive issuances to employees, consultants or directors of the Corporation pursuant to stock plans (including the Plans) approved by the stockholders and Board of Directors of the Corporation or pursuant to the exercise of any options which were granted prior to and in existence on the Acquisition Date or (iii) the Warrant Shares, but only to the extent such issued and issuable shares of Common Stock described in clauses (i), (ii) or (iii) of this paragraph 4(h) do not exceed, in the aggregate, 1,303,000 shares; or

                 (I) issue equity securities of the Corporation in connection with any acquisition by the Corporation of any entity with annual net revenues during such entity's

CERTIFICATE OF INCORPORATION                                             PAGE 16
most recently completed calendar or fiscal year in excess of $20,000,000 by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or purchase of all or substantially all of the assets therefor).

     SECTION 5.  STATUS OF CONVERTED STOCK.  In the event any shares of Series A
                 -------------------------
Preferred Stock shall be converted pursuant to Section 3 or Section 4 of this
Article 4(c), the shares of Series A Preferred Stock so converted shall be cancelled and shall not be issuable thereafter as Series A Preferred Stock by the Corporation, but shall be deemed part of the Corporation's authorized Preferred Stock. The Corporation shall file a certificate of retirement pursuant to section 243(b) of the Delaware General Corporation Law or any successor statute if permitted at the time of such conversion.


                                 ARTICLE FIVE
                                 ------------

     The duration of the Corporation shall be perpetual.

                                  ARTICLE SIX
                                  -----------

                            (A) NUMBER OF DIRECTORS
                                -------------------

     The business and affairs of the Corporation shall be managed by a Board of Directors which will consist of the number of members specified in the Bylaws of the Corporation. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors and at least one director from each class of directors. The directors shall be divided into three (3) classes as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of stockholders held in 1997, the term of office of the second class to expire at the annual meeting of stockholders held in 1998 and the term of office of the third class to expire at the annual meeting of stockholders held in 1999. At each annual meeting of stockholders after such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the Board Resolutions

CERTIFICATE OF INCORPORATION                                             PAGE 17
authorizing the issuance of any class or series of Preferred Stock, if any, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Six unless expressly provided by such terms.


                             (B) INITIAL DIRECTORS
                                 -----------------

     The number of directors constituting the initial board of directors is four
(4), and the name and mailing address of each person who is to serve as director until the first annual meeting of stockholders and until his successor is elected and qualified, or, if earlier, until such director's death, resignation, or removal as director, are as follows:

     NAME                     CLASS       ADDRESS
     ----                     -----       -------
     E. Larry Atkins           I          4440 Von Karman Avenue, Suite 320
                                          Newport Beach, California  92660

     Ronald G. Pantello        II         14850 Quorum Drive, Suite 400
                                          Dallas, Texas  75240

     Leonard H. Habas          III        14850 Quorum Drive, Suite 400
                                          Dallas, Texas  75240

     Frank E. Egger            III        4440 Von Karman Avenue, Suite 320
                                          Newport Beach, California  92660


                          (C) VOTE TO ELECT DIRECTORS
                              -----------------------

     At all meetings of Stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect any nominee.


                             (D) FILLING VACANCIES
                                 -----------------

     Subject to the rights of the holders of any Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors chosen pursuant to any of the foregoing provisions shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which

CERTIFICATE OF INCORPORATION                                             PAGE 18
they have been elected expires and until their successors are duly elected and have qualified or until their earlier resignation or removal. Additional directorships resulting from an increase in the number of directors pursuant to Part (a) of this ARTICLE SIX shall be apportioned among the three terms of directors as equally as possible. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.


                                  (E) REMOVAL
                                      -------

     Any director or the entire Board of Directors may be removed only for cause, and only by the affirmative vote of the holders of 80% of the combined voting power of the outstanding shares of the Corporation entitled to vote.


                                 ARTICLE SEVEN
                                 -------------

     Stockholder action may be taken at an annual or special meeting with prior notice and a vote or by written consent without a meeting; provided, however, at any time that the Corporation is subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, stockholders shall not have the right to act by written consent in lieu of a stockholders' meeting.

                                 ARTICLE EIGHT
                                 -------------

          (A)  STOCKHOLDER VOTE FOR MERGERS ETC. NOT APPROVED BY BOARD
               -------------------------------------------------------

     Except as otherwise expressly provided in Part (b) of this ARTICLE EIGHT, the affirmative vote of not less than eighty percent (80%) of the outstanding shares of the Corporation entitled to vote shall be required for any of the following actions or transactions to be effected by this Corporation, or approved by this Corporation as stockholder of any subsidiary of this Corporation, if, as of the record date for the determination of the stockholders entitled to vote thereon or consent thereto, any other corporation, person or entity referred to below beneficially owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of this Corporation entitled to vote:

          (1) any merger or consolidation of this Corporation or any of its subsidiaries with or into such other corporation, person or entity; or

          (2) any sale, lease, exchange or other disposition of all or any substantial part of the assets of this Corporation or any of its subsidiaries to or with such other corporation, person or entity; or

CERTIFICATE OF INCORPORATION                                             PAGE 19

          (3) the issuance or delivery of any voting securities of this Corporation or any of its subsidiaries to such other corporation, person or entity in exchange for cash, other assets or securities, or a combination thereof; or

          (4)    any dissolution or liquidation of this Corporation.


                      (B) MERGERS ETC. APPROVED BY BOARD
                          ------------------------------

     The vote of stockholders specified in Part (a) of this ARTICLE EIGHT shall not apply to any action or transaction described in such paragraph, if at least two-thirds of the directors of this Corporation shall have approved the action or transaction.

                     (C) DETERMINATION OF SHARE OWNERSHIP
                         --------------------------------

     For purpose of this ARTICLE EIGHT, (1) a corporation, person or entity shall be deemed to own or control, directly or indirectly, any outstanding shares of stock of this Corporation (A) which it has the right to acquire pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (A) above), by any other corporation, person or other entity (x) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation or (y) which is its "affiliate" or "associate" as those terms are defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (2) "outstanding shares of this Corporation entitled to vote" and "voting securities" shall mean such shares as are entitled to vote generally in the election of directors, considered as one class.

                     (D) DETERMINATION OF 5 PERCENT HOLDER
                         ---------------------------------

     The Board of Directors of this Corporation shall have the power and duty to determine for the purposes of this ARTICLE EIGHT, on the basis of information then known to the Board of Directors, whether (1) any corporation, person or other entity beneficially owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of this Corporation entitled to vote, or is an "affiliate" or an "associate" (as defined above) of another, and (2) any proposed sale, lease, exchange, or other disposition involves a substantial part of the assets of this Corporation or any of its subsidiaries. Any such determination by the Board shall be conclusive and binding for all purposes.

CERTIFICATE OF INCORPORATION                                             PAGE 20

                                 ARTICLE NINE
                                 ------------

     Subject to the rights of the holders of any Preferred Stock then outstanding, the bylaws of the Corporation may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting; provided, however, that such alteration,
                                -----------------
amendment, repeal or adoption of new bylaws shall not be effected by the stockholders by less than the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of the Corporation entitled to vote in the election of directors, voting as one class, and any required vote of the Preferred Stock. For purposes of this Article Nine, a merger to which the Corporation is a party shall not be considered an alteration, amendment, repeal or adoption of new bylaws.

                                  ARTICLE TEN
                                  -----------

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                ARTICLE ELEVEN
                                --------------

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE ELEVEN shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                ARTICLE TWELVE
                                --------------

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                               ARTICLE THIRTEEN
                               ----------------

     Subject to the rights of the holders of any Preferred Stock then outstanding, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding any other

CERTIFICATE OF INCORPORATION                                             PAGE 21
provision contained in this Certificate of Incorporation or the bylaws of the Corporation, the amendment, alteration, change or repeal of ARTICLES SIX, SEVEN, EIGHT AND NINE of this Certificate of Incorporation shall require the approval of the holders of shares representing at least eighty percent (80%) of the shares of this Corporation entitled to vote in the election of directors, voting as one class. For purposes of this Article Thirteen, a merger to which the Corporation is a party shall not be considered an amendment, alteration, change or repeal of this Certificate of Incorporation.


                               ARTICLE FOURTEEN
                               ----------------

     The incorporator is J. Kevin Boardman, 1445 Ross Avenue, Suite 4600, Dallas, Texas 75202.

     I, the undersigned, for the purpose of forming this Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 22nd day of February, 1996.



                                 /s/ J. Kevin Boardman
                                 -----------------------------------------------
                                 J. Kevin Boardman



CERTIFICATE OF INCORPORATION                                             PAGE 22